Exhibit 99.1

FOR IMMEDIATE RELEASE

Marine Products Corporation Plans to Announce Second Quarter 2009 Financial Results
and Host a Conference Call on July 29, 2009

ATLANTA, July 14, 2009 -- Marine Products Corporation (NYSE: MPX) announced today that it will release its financial results for the second quarter ended June 30, 2009 on Wednesday, July 29, 2009 before the market opens.  In conjunction with its earnings release, the Company will host a conference call to review the Company's financial and operating results on Wednesday, July 29, 2009 at 8:00 a.m. Eastern Daylight Time.

Individuals wishing to participate in the conference call should dial (866) 864-9123 or (973) 638-3430 for international callers and use Conference ID# 18952677.  For interested individuals unable to join the call, a replay will be available until midnight on August 5, 2009 by dialing (800) 642-1687 or (706) 645-9291.  This call also will be broadcast and archived on the company's investor Web site at www.marineproductscorp.com.  Interested parties are encouraged to click on the webcast link 10-15 minutes prior to the start of the conference call.

Marine Products is a leading manufacturer of fiberglass boats, including Chaparral pleasure boats and Robalo sport fishing boats.  Marine Products Corporation's investor Web site can be found on the Internet at www.marineproductscorp.com.

For information about Marine Products Corporation and/or this event, please contact:

Ben Palmer
Chief Financial Officer
(404) 321-7910
irdept@marineproductscorp.com

Jim Landers
Vice President, Corporate Finance
(404) 321-2162
jlanders@marineproductscorp.com